Exhibit 10.3

[CSI Letterhead]

October 31, 2006

Mr. William J. McAleer

McAleer Computer Associates, Inc

3213 Executive Park Circle

Mobile, AL 30606

Dear Bill:

Since the Definitive Agreement is still being reviewed, we propose that we extend the time period under our Letter Agreement to execute the Definitive Agreement until November 30, 2006. We have a Board of Directors meeting scheduled for November 10, 2006 and are planning to vote on the Definitive Agreement at that time. In order to prepare the Board for their vote, I would like to send the Definitive Agreement to them by November 3, 2006. If we are not able to finalize the agreement by November 3, then we will arrange an additional board meeting to approve the document once the agreement is completed.

Please sign below in order to extend the time period to execute the agreement.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
President and Chief Executive Officer

MCALEER COMPUTER ASSOCIATES, INC.

By:	/s/ William J. McAleer
William J. McAleer
President

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